Exhibit 2(s)(5)
Power of Attorney
          KNOW ALL MEN BY THESE PRESENTS, that ROBERT D. BATES, a Director of KIEWIT INVESTMENT FUND LLLP (the “Fund”), nominates, constitutes and appoints each of Denise A. Meredith, Michael F. Norton and Robert L. Giles, Jr. (with full power to each of them to act alone) his true and lawful attorneys-in-fact and agents, for him and on his behalf and in his place and stead in any and all capacities, to make execute and sign all amendments and supplements to the Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 of the Fund, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of units of limited partnership of the Fund, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned Director himself might or could do.
     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 17th day of November, 2006.

/s/ Robert D. Bates
Robert D. Bates
Director